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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Vist Financial Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 22, 2008

TO THE SHAREHOLDERS OF VIST FINANCIAL CORP:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of VIST Financial Corp. will be held at 11:00 A.M. (Eastern Time) on Tuesday, April 22, 2008, at the Sheraton-Reading Hotel, 1741 Papermill Road, Wyomissing, Pennsylvania, 19610, for the following purposes:

  1.
  To elect four Class II Directors, each for a three-year term. The nominees of the Board of Directors for election as Class II Directors are Patrick J. Callahan, Robert D. Davis, Charles J. Hopkins, and Michael J. O'Donoghue.

  2.
  To ratify the appointment of Beard Miller Company LLP as VIST's independent auditors for the year 2008.

  4.
  To transact any such other business as may properly be presented at the meeting or any adjournment or postponement of the meeting.

        In accordance with the bylaws of VIST and action of the Board of Directors, only those shareholders of record at the close of business on Monday, March 3, 2008, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

        Your vote is important regardless of the number of shares that you own. Please submit your vote either by mail, via the Internet, or by person at the meeting. Giving your proxy by mail or via the Internet does not affect your right to vote in person if you attend the meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Jenette L. Eck, Secretary

March 14, 2008

PROXY STATEMENT
Dated and to be mailed March 14, 2008

VIST FINANCIAL CORP.
1240 BROADCASTING ROAD
WYOMISSING, PENNSYLVANIA 19610
610.208.0966

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 22, 2008

TABLE OF CONTENTS

QUESTIONS AND ANSWERS	1
MATTER NO. 1 ELECTION OF CLASS II DIRECTORS	4
DIRECTOR INFORMATION	5
BENEFICIAL OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS	8
CORPORATE GOVERNANCE	9
BOARD OF DIRECTORS AND COMMITTEE MEETINGS	10
DIRECTOR COMPENSATION	13
REPORT OF THE AUDIT COMMITTEE	14
AUDIT AND OTHER FEES	15
COMPENSATION DISCUSSION AND ANALYSIS	15
REPORT OF THE COMPENSATION COMMITTEE	20
EXECUTIVE COMPENSATION	21
EXECUTIVE OFFICER AGREEMENTS	23
OTHER DIRECTOR AND EXECUTIVE OFFICER INFORMATION	27
MATTER NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	28
ADDITIONAL INFORMATION	29

i

        Although we recommend that you read carefully the full text of the enclosed Proxy Statement, we have prepared the following "Questions and Answers" to assist you in understanding the voting procedures and information on each Proposal. We refer in this Proxy Statement to VIST Financial Corp. as "VIST" or the "Company."

QUESTIONS AND ANSWERS

Q.	What am I voting on?
A.	• Election of four Class II Directors to a three-year term. The nominees of the Board of Directors are:
• Patrick J. Callahan
• Robert D. Davis
• Charles J. Hopkins
• Michael J. O'Donoghue
• To ratify the appointment of Beard Miller Company LLP as VIST's independent auditors for the year ending December 31, 2008.
Q.	How does the Board of Directors recommend that I vote my shares?
A.	The Board of Directors recommends that you vote your shares as follows:
• "FOR" the nominees of the Board of Directors for election as Class II Directors (see Matter No. 1); and
• "FOR" ratification of the appointment of Beard Miller Company LLP as VIST's independent auditors for the year ending December 31, 2008.
Q.	Who is entitled to vote?
A.	Shareholders of record as of the close of business on Tuesday, March 3, 2008.
Q.	How many votes do I have?
A.	Each share of common stock is entitled to one vote.
Q.	How do I vote?
A.	You may vote by completing and returning the enclosed proxy card or by voting in person at the meeting. In addition, you may be able to vote via the Internet, as described below.

Voting by Proxy. You may vote by completing and returning the enclosed proxy card. Your proxy will be voted in accordance with your instructions. If you do not specify a choice on one of the proposals described in this proxy statement, your proxy will be voted in favor of that proposal.
ON YOUR PROXY CARD:
• Mark your selections;
• Date and sign your name exactly as it appears on your card, and
• Mail to American Stock Transfer & Trust Company, Shareholder Services, in the enclosed return envelope.

Voting by Internet. If you are a registered shareholder, you may vote electronically through the Internet by following the instructions included with your proxy card. If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program provided through ADP Investor Communication Services that allows you to vote via the Internet. If so, the voting form your nominee sends you will provide Internet instructions.
Voting in person. If you attend the meeting, you may deliver your completed proxy card in person or may vote by completing a ballot which will be available at the meeting.

Should you have any questions on the procedure for voting your shares, please contact American Stock Transfer & Trust Company, Shareholder Services, at 800.937.5449.
Q.	Can I revoke my proxy and change my vote after I have returned my proxy card?
A.	You may revoke your proxy at any time before it is exercised by either:
• Submitting to the Secretary a written notice of revocation or a subsequently executed proxy card; or
• Attending the meeting and voting in person.
Q.	What does it mean if I get more than one proxy card?
A.
Your shares are probably registered differently or are in more than one account. Sign and return all proxy cards to ensure that all shares are voted. If you would like to inquire about having all of your accounts registered in the same name and address, please contact American Stock Transfer & Trust Company, Shareholder Services, 800.937.5449.
Q.	What constitutes a quorum for the Annual Meeting?
A.
As of March 3, 2008, 5,673,211 shares of VIST Financial Corp. common stock were issued and outstanding, each of which will be entitled to one vote at the meeting. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. If you vote by proxy, your shares will be included for determining the presence of a quorum. Both abstentions and "broker non-votes" are also included for purposes of determining the presence of a quorum. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary voting power to vote such shares.
Q.	Assuming the presence of a quorum, what is the vote required to approve the matters to be considered at the meeting?
A.
The nominees for election as Class II Directors who receive the highest number of votes cast, in person or by proxy, at the meeting will be elected as Class II Directors. Shareholders cannot cumulate votes for the election of directors. The affirmative vote of a majority of all votes cast, in person and by proxy, at the meeting is required to approve the other matters to be considered at the meeting. Under Pennsylvania law, abstentions and broker non-votes will not affect the outcome of any of the matters being voted on at the meeting.
Q.	Who will count the vote?
A.	A representative of American Stock Transfer & Trust Company, VIST's transfer agent, will tabulate the votes and act as the inspector of election.
Q.	Is my vote confidential?
A.
Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner designed to protect your voting privacy. Your vote will not be disclosed either within VIST or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by the Board. Occasionally, shareholders provide written comments on their proxy card, which are then forwarded to management.
Q.	Who will bear the cost of soliciting votes for the Annual Meeting?
A.
VIST will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by the Company's directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. VIST has retained the services of American Stock Transfer & Trust Company to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries, and to tabulate votes at the meeting. VIST estimates that it will pay a fee of $18,000 for these services. In addition, VIST may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.
Q.	What happens if additional proposals are presented at the Annual Meeting?
A.
Other than the two proposals described in this proxy statement, VIST does not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the person named as proxy holder, Jenette Eck, Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.
Q.	May I propose actions for consideration at next year's Annual Meeting of Shareholders or nominate individuals to serve as directors?
A.	You may submit proposals for consideration at future annual shareholder meetings, including director nominations.

Shareholder Proposals: A shareholder who desires to submit a proposal to be considered for inclusion in our proxy statement for the annual meeting to be held in 2009 in accordance with the rules of the Securities and Exchange Commission, must submit the proposal to us at our principal executive offices, 1240 Broadcasting Road, Wyomissing, Pennsylvania, 19610-0219, on or before November 14, 2008.

A shareholder proposal submitted after November 14, 2008, or which does not otherwise meet the requirements of the Securities and Exchange Commission, will not be included in our proxy statement for the annual meeting to be held in 2009, but may nevertheless be presented at the annual meeting. To present a proposal at the annual meeting in 2009, a shareholder must submit a notice at our principal executive offices no earlier than January 24, 2009, and no later than February 22, 2009, containing the information specified in our bylaws. If the annual meeting in 2009 is not held within 30 days prior to or after April 22, 2009 (the date of the annual meeting in 2008), the notice must be delivered to or mailed and received at the principal executive offices within five days of mailing the notice of meeting or public disclosure of the meeting date.

If the shareholder intending to present such a proposal has not provided us written notice of the matter on or after January 24, 2009 and on or before February 22, 2009 as required by our bylaws, the chairman of the meeting may declare the proposal out of order and, in any event, proxy holders of the Board of Directors would have discretionary authority to vote on such proposal at the meeting.

Director Nominations: Our bylaws permit nominations for election to the Board of Directors to be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Nominations for directors made by shareholders, other than those made by management, must be made by notice in writing to the President no less than 60 days and no more than 90 days before the anniversary date of the immediately preceding annual meeting provided the meeting is held within 30 days of the date of the preceding year's annual meeting. The notification must contain the information specified in our bylaws. The presiding officer of the meeting may, in such officer's sole discretion, refuse to acknowledge the nomination of any person which the presiding officer determines is not made in compliance with the foregoing procedure. As of the date of this proxy statement, we have not received a notice of nomination for election as a director from any shareholder.

Copy of Bylaw Provisions: You may contact our VIST's Corporate Secretary at our corporate headquarters for a copy of the relevant bylaw provisions regarding the requirements for making shareholder proposals and for nominating director candidates.

MATTER NO. 1
ELECTION OF CLASS II DIRECTORS

General

        VIST's bylaws provide that its business shall be managed by a Board of Directors of not less than five and not more than twenty-five persons. The Board of Directors of the Company, as provided in the bylaws, is divided into three classes, with each being as nearly equal in number as possible. During 2008, Director Kuzneski, previously elected to fill a vacancy in Class III, was moved to Class I to maintain the number of directors in each class as nearly equal in number as possible, as required by the Company's bylaws and Pennsylvania law. As of March 3, 2008, the Board of Directors consisted of twelve members:

  •
  Class I—four members

  •
  Class II—four members

  •
  Class III—four members

        Under the bylaws, a vacancy on the Board of Directors is filled by the remaining members of the Board. If the vacancy results from death, resignation or removal of a director, the director elected to fill the vacancy will become a member of the Class in which the vacancy occurred. By comparison, persons elected by the Board of Directors in connection with an increase in the size of the Board are designated by the Board of Directors as belonging to either Class I, Class II, or Class III. In either case, the bylaws further provide that each director so elected remains a member of the Board of Directors until his or her successor is elected by shareholders at the next annual meeting of shareholders at which directors of the same Class are elected. Under Pennsylvania law and the Company's articles of incorporation, directors of the Company may be removed from office by a vote of shareholders only for cause.

        Under the bylaws, no person shall be eligible for nomination or for election to the Board of Directors of the Company once such person attains the age of 70 years, provided that the Director was not elected pursuant to the terms of a definitive agreement of acquisition or merger approved by the Board of Directors of the Company. Directors in office on the date of the adoption of the mandatory retirement age are not subject to such provision.

        The term of office for each director in Class II expires on the date of the Annual Meeting of Shareholders on April 22, 2008. Accordingly, four Class II directors have been nominated for election at the meeting to serve for three-year terms expiring on the date of the Annual Meeting of Shareholders in 2011.

        The four nominees for election as Class II directors receiving the highest number of votes at the meeting will be elected to serve as directors.

        Any shareholder who wishes to withhold authority to vote for the election of directors or to withhold authority to vote for any individual nominee may do so by marking his or her proxy to that effect. No proxy may be voted for a greater number of persons than the number of nominees named. If any nominee should become unable to serve, the persons named in the proxy may vote for another nominee. Management, however, has no present reason to believe that any nominee listed below will be unable to serve as a director, if elected.

DIRECTOR INFORMATION

Nominees for Class II Directors to serve for a three-year term, expiring in 2011:

Name	Age	Principal Occupation or Employment for Past 5 Years
Patrick J. Callahan	49	Finance Director of The DePaul Group, a multi-industry organization. A director since 2004, he serves on the following Board Committees:
		•	VIST Bank Executive Credit Committee
Robert D. Davis	60
		President and Chief Executive Officer of VIST Financial Corp. and VIST Bank; Chairman of VIST Insurance, LLC; Chairman of VIST Capital Management, LLC. A director since 2005, he serves on the following Board Committees:
		•	Asset-Liability Committee
		•	Executive Committee
		•	VIST Bank Executive Credit Committee
Charles J. Hopkins	57	Vice Chair VIST Insurance, LLC, a full service insurance agency, a wholly-owned subsidiary of VIST Financial Corp. A director since 1999, he serves on the following Board Committees:
		•	Executive Committee
Michael J. O'Donoghue	65	Partner at Wisler, Pearstine, Talone, Craig, Garrity & Potash, a law firm. A director since 2004, he serves on the following Board Committees:
		•	Asset-Liability Committee

        THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE "FOR" THE ELECTION OF THESE CLASS II DIRECTORS.

Continuing Class I Directors to serve until 2010:

Name	Age	Principal Occupation or Employment for Past 5 Years
Andrew J. Kuzneski, III	40	Principal of Kuzneski Financial Group. A director since 2007, he serves on the following Board Committees:
		•	Human Resources/Compensation Committee
M. Domer Leibensperger	67	President of Leibensperger Funeral Homes, Inc. A director since 2005, he serves on the following Board Committees:
		•	Human Resources/Compensation Committee
		•	VIST Bank Executive Credit Committee
Karen A. Rightmire	60	President of United Way of Berks County. A director since 1994, she serves on the following Board Committees:
		•	Executive Committee
		•	Governance Committee
		•	Human Resources/Compensation Committee, Chair
Alfred J. Weber	55	President of Tweed-Weber, Inc., a management consulting firm. Chairman, VIST Financial Corp. and VIST Bank, a director since 1995, he serves on the following Committees:
		•	Executive Committee, Chair
		•	Governance Committee
		•	Human Resources/Compensation Committee

Continuing Class III—Directors to serve until 2009:

Name	Age	Principal Occupation or Employment for Past 5 Years
James H. Burton	51	President of Manchester Copper Products, LLC. Prior thereto, President and Chief Operating Officer of Magnatech International, LP, a machinery manufacturer. A director since 2000, he serves on the following Board Committees:
		•	Audit Committee
		•	Executive Committee
		•	Governance Committee, Chair
Philip E. Hughes, Jr.	58	CPA and attorney, Larson Allen, a CPA firm. A director since 2005, he serves on the following Board Committees:
		•	Audit Committee
Frank C. Milewski	57	Regional President of Providence Service Corporation, a human services provider. Vice Chairman VIST Financial Corp. and VIST Bank, a director since 2002, he serves on the following Board Committees:
		•	Asset-Liability Committee
		•	Audit Committee, Chair
		•	Executive Committee
		•	VIST Bank Executive Credit Committee
Harry J. O'Neill, III	58	President of O'Neill Financial Group, Inc., a personal holding company. A director since 1984, he serves on the following Board Committees:
		•	Audit Committee
		•	VIST Bank Executive Credit Committee

BENEFICIAL OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

        The following table shows the beneficial ownership of our common stock as of January 31, 2008, by each director and executive officer, and the directors and executive officers as a group. Unless otherwise indicated in a footnote, shares are not pledged as security.

Director and Executive Officer Stock Ownership

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Total Shares Outstanding
James H. Burton	6,897	(2)	*
Patrick J. Callahan	7,225		*
Robert D. Davis	39,255	(3)	*
Vito A. DeLisi	18,357		*
Charles J. Hopkins	78,702		1.38%
Philip E. Hughes, Jr.	31,311	(4)	*
Andrew J. Kuzneski, III	122,069	(5)	2.15%
M. Domer Leibensperger	17,377		*
Frank C. Milewski	40,194	(6)	*
Michael J. O'Donoghue	11,824	(7)	*
Harry J. O'Neill, III	20,528		*
Karen A. Rightmire	22,158		*
Alfred J. Weber	23,464		*
Edward C. Barrett	27,909		*
Jenette L. Eck	15,350	(8)	*
Terry F. Favilla	5,708		*
Christina S. McDonald	9,076		*
All directors and executive officers as a group (17 persons)	497,414		8.77%

*
Less than 1% of the outstanding shares of common stock.

(1)
The amounts include the following shares of common stock that the individual has the right to acquire by January 31, 2008 by exercising outstanding stock options:

James H. Burton	5,311	Michael J. O'Donoghue	4,702
Patrick J. Callahan	4,702	Harry J. O'Neill III	11,972
Robert D. Davis	36,750	Karen A. Rightmire	11,972
Vito A. DeLisi	10,147	Alfred J. Weber	11,972
Charles J. Hopkins	10,265	Edward C. Barrett	18,438
Philip E. Hughes, Jr	3,544	Jenette L. Eck	13,472
M. Domer Leibensperger	11,972	Terry F. Favilla	4,708
Frank C. Milewski	10,695	Christian S. McDonald	8,566
All directors and officers as a group	179,188
(2)
All shares held joint with spouse.

(3)
Includes 2,475 shares held joint with spouse.

(4)
Includes 20,439 shares held joint with spouse.

(5)
Includes 121,550 shares held by Berkshire Securities Corporation.

(6)
Includes 21,490 shares held joint with spouse.

(7)
Includes 349 shares held joint with spouse, and 233 shares held by spouse.

(8)
Includes 41 shares held joint with spouse.

CORPORATE GOVERNANCE

        Our governing body is our Board of Directors. The Board is elected by and accountable to our shareholders to direct and oversee our management in the long-term interests of shareholders.

Corporate Governance Principles

        The Board has adopted corporate governance principles that, together with our articles of incorporation, bylaws, and the charters of Board Committees, provide a framework for the governance of the Company. The principles are intended to assist the Board in the exercise of its responsibilities. As the operation of the Board is a dynamic and evolving process, these principles are reviewed annually and may be changed by the Board from time to time. A copy of these principles is available at our website at www.VISTfc.com, or by contacting the Corporate Secretary.

Director Independence

        The Board of Directors has affirmatively determined that James H. Burton, Philip E. Hughes, Jr., Andrew J. Kuzneski, III., M. Domer Leibensperger, Frank C. Milewski, Harry J. O'Neill, III, Karen A. Rightmire, and Alfred J. Weber are independent within the meaning of the Nasdaq listing standards. In addition, all members of the Board serving on the Audit, Governance and Human Resources Committee are independent within the meaning of the Nasdaq listing standards applicable to each committee. The Board determined that the following directors are not independent within the meaning of the Nasdaq listing standards: Robert D. Davis, President and Chief Executive Officer of the Company and VIST Bank, Charles J. Hopkins, Vice Chairman of VIST Insurance, LLC, a wholly owned subsidiary of the Company, Patrick J. Callahan, Finance Director of The DePaul Group of Companies, and Michael J. O'Donoghue, Partner at Wisler, Pearstine, Talone, Craig, Garrity & Potash, LP. Messrs. Callahan and O'Donoghue joined the Board as a result of the acquisition of Madison Bancshares Group, Ltd. in October 2004. Mr. Callahan is not independent within the meaning of Nasdaq listing standards because he is an executive officer of The DePaul Group, which leases to VIST Bank certain real estate on which branches acquired in the Madison transaction are located. Mr. O'Donoghue is not independent within the meaning of Nasdaq listing standards because he is the brother-in-law of a principal of The DePaul Group.

        The Board has determined that a lending relationship resulting from a loan made by VIST Bank to a director would not affect the determination of independence if the loan complies with Regulation O under the federal banking laws. The Board also determined that maintaining with VIST Bank a deposit, savings or similar account by a director or any of the director's affiliates would not affect the determination of independence if the account is maintained on the same terms and conditions as those available to similarly situated customers. Additional categories or types of transactions or relationships considered by the Board regarding director independence include, but are not limited to: reciprocal directorships ("director interlocks"), existing significant consulting relationships, an existing commercial relationship between the director's organization and VIST, or new business relationships that develop through Board membership.

        The independent directors meet regularly in executive session without management present. The Board has appointed an independent director to serve as Chairman of the Board. The Chairman also serves as chair of the Board's executive sessions (without management present).

Board Membership Criteria

        Each member of the Board must possess the individual qualities of integrity, high performance standards, mature confidence, informed judgment, and financial literacy. Each director is required to own a significant equity position in the company. Non-employee directors are required to own stock worth at least three times their average annual director fees for the previous three years, and are required to receive 100% of their director fee payments in Company stock until this requirement is met.

Code of Conduct

        We have adopted a Code of Conduct that includes a conflict of interest policy and applies to all directors, officers and employees. All of our directors, officers and employees are required to affirm in writing their acceptance of the Code of Conduct. The Code of Conduct is available for review at our website at www.VISTfc.com or by contacting the Corporate Secretary.

Communications With Directors

        The Board of Directors maintains a process for shareholders to communicate with the Board of Directors. Shareholders wishing to communicate with the Board of Directors should send any communication to Corporate Secretary, VIST Financial Corp., P.O. Box 6219, Wyomissing, Pennsylvania 19610. Any such communication should state the number of shares beneficially owned by the shareholder making the communication. The Corporate Secretary will forward all such bona fide communications, with the exception of those clearly of a marketing nature, to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

        The Board has five committees: an Audit Committee, an Asset-Liability Committee, an Executive Committee, a Governance Committee, and a Human Resources/Compensation Committee. The Governance Principles, Code of Conduct, and the charters for committees of the Board may be viewed at www.VISTfc.com or by contacting the Corporate Secretary.

        The following table shows the number of meetings and membership of the Board and committees during 2007. Our directors attended at least 75% of the aggregate of all meetings of our Board of Directors and committees on which they served. All directors are required to attend the Annual Meeting of Shareholders, and all directors were present at our 2007 Annual Meeting of Shareholders.

Board Member	Board of Directors	Audit Committee	Asset-Liability Committee	Executive Committee	Governance Committee	Human Resources Committee
J. H. Burton	X	X		X	X
P. J. Callahan	X
R. D. Davis	X		X	X
V. A. DeLisi(1)	X		X
C. J. Hopkins	X			X
P. E. Hughes, Jr.	X	X
A. J. Kuzneski, III	X					X
M. Domer Leibensperger	X					X
F. C. Milewski	X	X	X	X	X
M. J. O'Donoghue	X		X
H. J. O'Neill, III	X	X
K. A. Rightmire	X			X	X	X
A. J. Weber	X			X	X	X
Total meetings held in 2007	12	9	4	4	7	7

(1)
On December 31, 2007, the employment agreement, as amended, between Vito A. DeLisi, Executive Vice President of the Company, expired in accordance with its terms. As a result of the expiration of his employment agreement, Mr. DeLisi's employment with the Company terminated, and he resigned from his position as a director of the Company, effective December 31, 2007.

        Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable laws and regulations regarding "independence" and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with the exception of the Executive Committee, on which two inside directors serve, and the Asset-Liability Committee, on which our senior officers serve.

Asset-Liability Committee

        The committee is composed of three directors and ten senior officers of the Company. The Asset-Liability Committee is responsible for monitoring the interest rate sensitivity of our assets and liabilities.

Audit Committee

        The Audit Committee is composed of four independent directors (as defined under Nasdaq listing standards) and operates under a written charter, which complies with the requirements of the Nasdaq listing standards and SEC rules and regulations. A copy of the committee's charter as adopted by the Board of Directors is available at our website at www.VISTfc.com or by contacting the Corporate Secretary. The Audit Committee's duties include:

  •
  Appointing, compensating, and providing oversight of, our independent accountants;

  •
  Approving all audit and non-audit services to be performed by our independent accountants;

  •
  Reviewing the scope and results of the audit plans of the independent accountants and internal auditor;

  •
  Overseeing the scope and adequacy of our internal accounting control and recordkeeping systems;

  •
  Conferring independently with, and reviewing various reports generated by, our independent accountants;

  •
  Overseeing the scope and activities of the internal audit function; and

  •
  Establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

        The Board of Directors has designated Frank C. Milewski., as the Audit Committee financial expert, and has determined that Mr. Milewski is independent within the meaning of the Nasdaq listing standards.

Executive Committee

        The Executive Committee is composed of six directors, four of whom are independent directors (as defined under Nasdaq listing standards) and two of whom are employee directors, and operates under a written charter. A copy of the committee's charter is available at our website at www.VISTfc.com or by contacting the Corporate Secretary. The Executive Committee's duties include:

  •
  Acting on matters that the Chairman of the Board has determined to be an emergency that should not be postponed until the next scheduled Board meeting and for which a special meeting of the Board is not practicable;

  •
  Serving as a sounding board for the CEO in his/her strategic efforts; and

  •
  Taking such other action and do such other things as may be referred to it from time to time by the Board.

Governance Committee

        The Governance Committee is composed of four independent directors (as defined under Nasdaq listing standards) and operates under a written charter. The committee's charter is available at our website at www.VISTfc.com or by contacting the Corporate Secretary. The Governance Committee's duties include:

  •
  Assisting the Board of Directors and management in developing and maintaining best practices in corporate governance;

  •
  Administering a process to measure the effectiveness of the Board of Directors; and

  •
  Recommending to the Board of Directors the criteria by which directors will be held accountable.

        The Governance Committee also serves as our Nominating Committee. The committee believes that candidates for director should have certain minimum qualifications, and takes into consideration the following factors:

  •
  Current knowledge and contacts in the communities in which we do business and in our industry or other industries relevant to our business;

  •
  The ability and willingness to commit adequate time to Board and committee matters;

  •
  Personal qualities and characteristics, accomplishments and professional reputation; and

  •
  The fit of the individual's skills and personality with those of other directors and potential directors in building a Board that is effective, diverse, and responsive to our needs.

The process for identifying and evaluating nominees is as follows:

  •
  In the case of incumbent directors whose terms of office are set to expire, the committee reviews such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any transactions of such directors with the Company during their term.

  •
  In the case of new director candidates, the committee first determines whether the nominee is independent pursuant to applicable securities laws, and the rules and regulations of the Securities and Exchange Commission and Nasdaq. The Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The committee then meets to discuss and consider such candidates' qualifications and then recommends nominees to the Board of Directors.

  •
  The Committee will consider director candidates recommended by shareholders provided the procedures set forth under the Questions and Answers section of this Proxy Statement, in accordance with our bylaws, are followed. The committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a shareholder or not.

Compensation Committee

        The Human Resources Committee serves as the compensation committee is composed of four independent directors (as defined under Nasdaq listing standards) and operates under a written charter. A copy of the charter is available at our website at www.VISTfc.com or by contacting the Corporate Secretary. Its duties include:

  •
  Review our salary and benefits programs;

  •
  Address and make recommendations to the Board of Directors relating to employee matters, including compensation;

  •
  Evaluate the CEO's performance;

  •
  Approve the CEO's compensation level;

  •
  Review and approve the recommendation of the CEO for compensation levels of other executive officers;

  •
  Annually review and approve the amount and compensation of directors, including incentive-compensation plans and equity-based plans;

  •
  Annually review and approve the amount and compensation, including incentive-compensation plans and equity-based plans, for the CEO and each other executive officer of the Company; and

  •
  Review and approve the Compensation Discussion and Analysis ("CD&A") for inclusion in the Company's Annual Proxy Statement and Annual Report on Form 10-K.

DIRECTOR COMPENSATION

        The following table sets forth certain information with respect to the compensation of our non-management directors for the fiscal year ended 2007:

	Director Compensation Table(1)
	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James H. Burton	11	27,739	83	0	0	0	27,833
Patrick J. Callahan	7,438	13,762	83	0	0	0	21,283
Philip E. Hughes, Jr.	15	18,635	83	0	0	0	18,733
Andrew J. Kuzneski, III	0	11,550	0	0	0	0	11,550
Andrew J. Kuzneski, Jr.(4)	6	5,694	0	0	0	0	5,700
M. Domer Leibensperger	8,742	16,208	83	0	0	0	25,033
Frank C. Milewski	11,483	21,277	83	0	0	0	32,843
Michael J. O'Donoghue	6,040	11,210	83	0	0	0	17,333
Harry J. O'Neill, III	9,114	16,886	83	0	1,982	0	26,033
Karen A. Rightmire	17	24,883	83	0	76	0	24,983
Michael L. Shor(5)	17	7,113	0	0	0	0	7,130
Alfred J. Weber	13,521	25,079	83	0	2,290	0	38,683

(1)
A description of the compensation paid to Directors Davis, DeLisi and Hopkins is disclosed in the "Summary Compensation Table" on page 21.

(2)
Amounts include any portion of fees payable in the form of cash that have been deferred under the Non-Employee Director Compensation Plan.

(3)
Amounts calculated utilizing the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123R, "Share-Based Payments." See Note 12 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007 regarding assumptions underlying valuation of equity awards.

(4)
Mr. Kuzneski's service on the Board of Directors ended with his death on June 9, 2007.

(5)
Mr. Shor resigned his position on the Board of Directors effective May 29, 2007.

        The Human Resources/Compensation Committee annually reviews and approves the amount and compensation of directors, including incentive-compensation plans and equity-based plans.

  Annual Compensation

        Directors who are not officers of VIST or of our subsidiaries receive annual compensation as follows:

  •
  Annual Retainer of $8,000

  •
  Annual Retainer for committee chairperson of $10,500

  •
  Annual Retainer for Chairman of the Board of $20,000

  •
  Board meeting attendance fee of $600

  •
  Committee meeting attendance fee of $350

        We adopted a Non-Employee Director Compensation Plan in 2000 which requires that at least sixty-five percent (65%) of each non-employee director's compensation be paid in shares of our common stock. All directors are required to maintain holdings of our common stock in an amount equal to at least three times their average annual director fees for the previous three years. If the minimum requirement is not met, then directors are required to receive 100% of their compensation in our common stock.

  Directors and Officers Liability Insurance

        We maintain a directors and officers liability insurance policy. The policy covers all of our directors and officers, as well as those of our subsidiaries, for certain liability, loss, or damage that they may incur in their capacities as such directors and officers. To date, no claims have been filed under this insurance policy.

  Deferred Compensation and Salary Continuation Agreements

        We have entered into agreements with Directors O'Neill, Rightmire and Weber which permit the director to defer part or all of their director fees until the director ceases to be a director of VIST or our subsidiaries. Ms. Rightmire no longer defers any part of her director fees. Interest accrues on the deferred fees at an annual rate of 8%. The director is an unsecured creditor with respect to such deferred fees. The agreements also provide that if the director dies or becomes disabled while a director, the director receives certain death or disability benefits. We have purchased whole life insurance policies on the lives of certain directors to fund its obligations under these agreements.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is composed of four independent directors, as currently defined by Nasdaq rules, and operates under a written charter (which is attached to this Proxy Statement as Exhibit "A") adopted by the Board of Directors. Our Board of Directors has determined that at least one director, Frank C. Milewski., qualifies as an "audit committee financial expert" as currently defined by the Securities and Exchange Commission and Nasdaq.

        The Audit Committee has reviewed the audited consolidated financial statements of VIST for the fiscal year ended December 31, 2007, and discussed them with management and our independent auditors, Beard Miller Company LLP. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the U.S. Statement of Auditing Standards No. 61, as amended (Communication With Audit Committees).

        The Audit Committee has received from the independent accountants the written disclosures and letter required by the U.S. Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), and the Audit Committee has discussed with the auditors their independence from VIST and management.

        Based on the Audit Committee's review of such audited financial statements, discussions with management and the independent auditors, the representations of management to the Audit Committee, the representations of the independent auditors included in their report on our consolidated financial statements and otherwise on such report of the independent auditors, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007.

        In connection with standards for independence issued by the Securities and Exchange Commission, the Audit Committee considered whether the independent auditors provision of non-audit services was compatible with maintaining such independence. The Audit Committee will continue to consider similar matters relating to independence during the 2008 fiscal year.

                      Frank C. Milewski, Chairman
                      James H. Burton
                      Philip E. Hughes, Jr.
                      Harry J. O'Neill III

AUDIT AND OTHER FEES

        Aggregate fees billed to VIST by the independent accountants for the years ended December 31, 2007 and December 31, 2006 were as follows:

	Year-Ended December 31, 2007 ($)	Year-Ended December 31, 2006 ($)
Audit Fees	165,523	147,458
Audit-Related Fees	21,491	14,481
Tax Fees	21,688	24,365
All Other Fees	0	0

        Audit-related services consisted of audits of two of the Company's employee benefit plans, and accounting and regulatory consultations. Tax services consisted of tax compliance, including tax return preparation services, planning, research and advice.

        The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company's independent accountants. In accordance with such policy, all of the services provided by the Company's independent accountants set forth above were approved by the Audit Committee. The Committee may delegate to one or more designated members of the Committee the authority to grant required pre-approvals. The decisions of any member to whom authority is delegated under this paragraph to pre-approve an activity under this subsection shall be presented to the full Committee at its next scheduled meeting.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee

        The Human Resources Committee serves as the compensation committee. Members of the Human Resources Committee are:

  •
  Karen A. Rightmire, Chair

  •
  Andrew J. Kuzneski, III

  •
  M. Domer Leibensperger

  •
  Alfred J. Weber

        All members of the Committee qualify as an independent director as defined under Nasdaq standards. The Committee meets a minimum of four times per year and, when necessary, will meet in a specially called meeting.

Compensation Objectives

        Our Compensation Program is designed to attract and retain quality, talented individuals who support our corporate mission and strategies. The Compensation Program is also designed to align the interests of management with those of our shareholders. It is our goal to set salaries and benefits levels which are competitive with levels at other companies within our industry which are comparable in size and type, and in our geographic market area.

        During 2007, we finalized the review and reconstruction of our Salary and Wage Program which began in the fourth quarter of 2006, after engaging the services of an outside human resources consultant. The goals of the Salary and Wage Program are to ensure compensation is internally equitable as well as externally competitive. Internal equity refers to the relationship between jobs based upon their relative worth. We conducted a careful analysis of the positions in the company utilizing job descriptions and evaluated them using a recognized system of job evaluation (the EquiVal System) to determine their relative "worth." This "worth" is used as the foundation for an equitable Salary and Wage Program. The evaluation of whether pay is externally competitive is based on the comparison of our Salary and Wage

Program with that of similar organizations within our industry and market. Among the tools utilized to determine the competitiveness of the program are wage and salary surveys provided by our consultant.

        As part of the process, we developed a written policy statement to support the new program. It is the policy of VIST Financial Corp. to compensate employees at a fair and equitable rate. Ranges are established to have mid points which reflect the current market wage/salary for each position, which vary depending on the market area. At least the base wage/salary for the position will be paid to all employees who meet the basic qualifications in education and/or experience. Those not meeting the necessary requirements may be hired at a rate less than the base for that position, however training will be provided to assist the employee in meeting the basic qualifications and when these requirements are met the base rate will be paid. The Company provides ongoing training to ensure ongoing maintenance of both internal equity and external competitiveness.

Compensation Philosophy

        We administer the Compensation Program under the belief that pay should be directly linked to performance. Our Compensation Program has historically been designed to reward for past performance, both individual performance and company-wide performance. Salary levels were adjusted annually based on the results of an individual's written performance evaluation. While we will continue with the practice of annual performance evaluations, goals for future performance will have an integral role in determining incentive compensation and bonus opportunities.

Elements of Executive Compensation

        Our company's executive compensation consists of the following:

  •
  Base salary;

  •
  Incentive/bonus compensation;

  •
  Equity-based compensation through stock option awards;

  •
  Supplemental executive retirement plans;

  •
  Change in control agreements or provisions;

  •
  Perquisite compensation including auto allowance, use of company owned vehicles, and country club memberships; and

  •
  Benefits offered to all employees such as an Employee Stock Purchase Plan, 401(k) match, medical reimbursement plan, and life insurance.

        Base Salaries.    We want to provide our senior management with a level of assured cash compensation in the form of base salary that reflects his or her job responsibilities, experience, value to the Company, demonstrated performance and future potential. In keeping with our Salary and Wage Program, each executive's position was also analyzed using the EquiVal System to determine their relative "worth" and base salaries were determined following the principles of the Salary and Wage Program to be externally competitive within the industry and markets we serve. The Committee reviews and approves the recommendation of the chief executive officer for the base salaries paid to executive officers other than himself, including all of the named executive officers. The Committee accords substantial weight to the recommendation of the chief executive officer with respect to the base salaries of other management employees because of his level of involvement and interaction with those employees. For 2007, the Committee and the chief executive officer utilized a "tally sheet" to analyze each executive officer's total compensation package in determining a potential increase in base salary. This "tally sheet" included the following:

  •
  Annual base salary;

  •
  Annual cash incentive award;

  •
  Equity-based compensation;

  •
  401(k) matching provision;

  •
  Supplemental Executive Retirement Plan accrual; and

  •
  Perquisites.

        For 2008, annual base salary increases for executive officers other than the chief executive officer range from 2.5% to 5.2%.

        The Committee annually reviews the performance of the chief executive officer and determines the base salary of the chief executive officer. The Committee believes that the chief executive officer's base compensation should be influenced by both qualitative and quantitative goals. Quantitative goals for 2007 consisted of various company performance metrics for which points are awarded as follows:

  •
  Net income to budget (30% of total quantitative points);

  •
  Return on assets (20% of total quantitative points);

  •
  Efficiency ratio (20% of total quantitative points);

  •
  Return on equity (15% of total quantitative points);

  •
  Percentage of non-performing loans to total loans (5% of total quantitative points);

  •
  Percentage of allowance to loan loss to total loans (5% of total quantitative points); and

  •
  Net charge-offs to total loans (5% of total quantitative points).

        The quantitative goals account for 60% of the chief executive officer's annual performance evaluation. Qualitative goals for 2007 consisted of strategic measures, for which points are awarded as follows:

  •
  Community involvement (15% of total qualitative points);

  •
  Internal strategic goals relating to management and business practices (40% of total qualitative goals);

  •
  Regulatory compliance (30% of total qualitative goals); and

  •
  Board interaction (15% of total qualitative goals).

        The qualitative strategic goals account for 40% of the chief executive officer's annual performance evaluation.

        We entered into an employment agreement with Mr. Davis in October 2005 in connection with his commencement of employment. Mr. Davis' base salary under the employment agreement was $325,000, which was increased to $345,000 for 2007 based on the foregoing analysis and scoring by the Committee.

        In evaluating Mr. Davis' performance regarding the 2007 qualitative and quantitative performance goals, the Committee reviewed the impact of market conditions during the year and the effect on his ability to attain such goals. While he did not achieve all possible points in the quantitative goals, the Committee was extremely pleased with Mr. Davis' qualitative performance during 2007. Therefore, while his base salary for 2008 will remain $345,000, the Committee awarded Mr. Davis 12,000 stock options under the 2007 Equity Incentive Plan. Two-thirds of such options will have performance goal vesting.

        Incentive Compensation/Bonus.    Equity and performance-based compensation relate most directly to achievement of strategic and financial goals and to building shareholder value. The Committee believes the performance of senior management has a strong and direct impact on achieving these goals. Accordingly, annual cash bonuses are awarded to executive officers based on the attainment of corporate performance factors as set by the Committee. These performance factors are directly related to the annual budget and are determined at the beginning of the fiscal year. For 2007, the Committee established a goal of net profit before tax growth of 10% over the net profit before tax for 2006. The established net profit before tax goal for 2007 was not achieved and, accordingly, bonuses were not paid to any of the named executive officers under this arrangement. For 2008, a performance-based goal tied to budgeted net income has similarly been established which reflects improvement over 2007 reported earnings. At the end of the fiscal year, the Committee measures actual performance against the predetermined company financial goal. In the event that the Committee determines that performance goals have been met and a bonus is to be paid, the payment of bonuses follow the following guidelines:

  •
  For net profit after tax amounts which exceed the 2008 budget performance target by an amount of $500,000, all of such amount will be available in a bonus pool. The payment of this bonus pool will be approved by the Committee with recommendations by the Chief executive officer with respect to employees and executive officers other than himself.

  •
  For net profit after tax amounts which exceed the 2008 budget performance target by more than $500,000 but less than $1.0 million, 50% of such excess amount will be added to the bonus pool to be distributed on the same basis.

  •
  For net profit after tax amounts which exceed 2008 budget by more than $1.0 million, 25% of such excess amount will be added to the bonus pool to be distributed on the same basis.

        As we did in 2007, we will accrue an aggregate amount of $240,000 for the payment of incentive bonuses for 2008 to employees other than senior management employees. This bonus can be paid upon the approval by the chief executive officer to non-management employees regardless of whether any performance criteria relating to the payment of bonuses to management are achieved.

        Equity Incentive Compensation.    We believe that equity based compensation aligns management's long-term performance goals with those of our shareholders. In 2007, the Company adopted, upon shareholder approval, the VIST Financial Corp. 2007 Equity Incentive Plan (the "Plan"). The Plan provides the Committee with the authority to award stock options to executive officers and the chief executive officer. For 2008, the Committee awarded stock options to executive officers and the chief executive officer, with such option awards containing both "performance based" and "time based" vesting. One third of each stock option grant is based on a three year time vesting schedule; one third of each stock option grant will vest upon the attainment of a corporate performance goal tied to net income targets; and one third of each stock option grant will vest upon the attainment of individual performance goals as set by the Committee. In establishing award levels to executive officers, the Committee considers the amount of previous awards as well as the executive's performance throughout the year. The Committee awarded stock options to management level employees, other than executive officers, with similar performance based vesting designed to reward the achievement of specific operational goals within areas under their control. The Committee approved a pool of stock options under the Plan that the chief executive officer may award to other employees, not including himself or other executive officers, during the year on a quarterly basis. The chief executive officer will provide a report to the Committee on a quarterly basis regarding any stock options granted from such pool.

        Supplemental Executive Retirement Plans and Change in Control Agreements.    The company offers a Supplemental Executive Retirement Plan ("SERP") to certain executive officers as an incentive to recruit, reward and retain key employees. The SERP provides for additional income at retirement, disability or termination of employment. The benefit amounts for existing SERP agreements were determined using a target based on achieving a retirement benefit as a percentage of projected final salary. The only executive officers who currently have a SERP are Edward C. Barrett, Executive Vice President and Chief Financial Officer, and Jenette L. Eck, Senior Vice President and Corporate Secretary.

        The Company also provides a Change in Control Agreement to several executive officers. Our executive officers and other employees have built VIST into the successful company that it is today, and we believe that it is important to protect them in the event of a change in control. In providing such Change in Control Agreements, the Company considers the continued services of the executive officer to be in the best interests of the Company and desires to induce the executive to remain in the employ of the Company on an impartial and objective basis in the event of a proposed transaction pursuant to a Change in Control.

The cash components of any change in control benefits are paid in equal monthly installments between a twelve month period or a twenty-four month period and are based upon a multiple of base salary. In the event of a change in control, we also continue health and other insurance benefits for a period of one year. The Company and VIST Bank are parties to Change in Control Agreements with Edward C. Barrett, Chief Financial Officer, Christina S. McDonald, Executive Vice President and Chief Retail Banking Officer of VIST Bank, Jenette L. Eck, Senior Vice President and Corporate Secretary, and Terry A. Favilla, Senior Vice President and Treasurer.

        Perquisite Compensation.    Other perquisite compensation which includes auto allowance, use of a company vehicle, and country club memberships are provided to executive officers based on their travel requirements and business development responsibilities. The Committee and the board believe that, given the customer-driven focus of the banking and financial services industry, club memberships and use of a company vehicle for specified employees, including the named executive officers, are important to achieving the company's business objectives. Employees, including the named executive officers, are also entitled to certain life insurance benefits for which the company pays the premium. With respect to Mr. Davis, we also agreed to assume and continue to pay premiums on a term life insurance policy which had been purchased by Mr. Davis' prior employer. Executive officers also participate in the Company's other benefit plans on the same terms as other employees.

Management's Role in Compensation Setting Process.

        Management plays a significant role in the compensation-setting process. The most significant aspects of management's role are:

  •
  evaluating employee performance;

  •
  establishing business performance targets and objectives; and

  •
  recommending salary levels and option awards.

        The chief executive officer and corporate secretary work with the Committee Chair in establishing the agenda for committee meetings. Management also prepares meeting information for each Committee meeting.

        The chief executive officer also participates in Committee meetings at the Committee's request to provide:

  •
  background information regarding our strategic objectives;

  •
  his evaluation of the performance of executive officers; and

  •
  recommendations of individual compensation levels as to executive officers (other than himself).

The Committee delegates the development of compensation policies and benefit programs affecting employees, other than the chief executive officer and other executive officers, to executive management, providing these policies and benefit programs are in direct alignment with our objectives and philosophy as established by the Committee.

Consultants

        The Committee retains sole authority to retain and terminate any compensation consultant to be used to assist the Committee regarding compensation matters and retains sole authority to approve the consultant's fees and other retention terms, at our expense. The Committee encourages and supports management's use of compensation consultants to assist with the maintenance of compensation programs and ensure we are able to recruit and retain quality employees.

REPORT OF THE HUMAN RESOURCES COMMITTEE

        We, the Human Resources Committee of the Board of Directors of VIST Financial Corp., have reviewed and discussed the Compensation Discussion and Analysis set forth above with management, and, based on such review and discussions, have recommended to the Board of directors inclusion of the Compensation Discussion and Analysis in this Proxy Statement and, through incorporation by reference from this Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

                      Karen A. Rightmire, Chairperson
                      Andrew J. Kuzneski, III
                      M. Domer Leibensperger
                      Alfred J. Weber

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth certain information with respect to the compensation of our principal executive and financial officer and each other executive officer whose total compensation exceeded $100,000 in the fiscal year ended December 31, 2007 ("Named Executive Officers").

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)(4)(5)(6)	Total ($)
Robert D. Davis President and Chief Executive Officer	2007 2006	345,000 325,000	0 0		0 0	70,052 69,969	0 0	0 0	60,369 45,650	475,421 440,619
Edward C. Barrett Executive Vice President and Chief Financial Officer	2007 2006	195,000 185,000	0 0		0 0	5,308 1,146	0 0	46,173 40,157	21,137 15,323	255,766 241,626
Vito A. DeLisi President, Madison Bank Division(7)	2007 2006	245,000 245,000	0 0		0 0	9,082 6,663	0 0	0 0	21,189 31,786	275,271 283,419
Charles J. Hopkins Vice Chairman, VIST Insurance, LLC	2007 2006	400,000 378,000	18,786 20,971	(8) (8)	0 0	7,874 1,781	0 0	0 0	25,890 33,767	452,550 434,519
Christina S. McDonald Executive Vice President, VIST Bank	2007 2006	145,000 125,000	0 0		0 0	5,785 190	0 0	0 0	7,436 7,704	158,221 132,894

(1)
Amounts include amounts deferred under our 401(k) Plan. Under the 401(k) Plan, a participating employee can elect to have from 1% to 15% of his or her earnings reduced on a pre-tax basis and contributed to this plan. We make a matching contribution equal to 150% of the first 2% of an employee's salary, 100% of the next 1% of an employee's salary, and 50% of the next 4% of an employee's salary.

(2)
Amounts calculated utilizing the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123R, "Share-Based Payments." Amounts represent vesting of previously granted stock options. See Note 12 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007 regarding assumptions underlying valuation of equity awards.

(3)
Amounts for 2007 include our matching contribution to the participant's account under our 401(k) Plan in the following amounts:

•
$12,204 for Mr. Barrett

•
$625 for Mr. DeLisi

•
$13,500 For Mr. Davis

•
$13,500 for Mr. Hopkins

•
$6,786 Ms. McDonald

(4)
For 2007, amounts include premiums paid for life insurance policies in the following amounts:

•
$533 for Mr. Barrett

•
$10,565 for Mr. Davis

•
$533 for Mr. DeLisi

•
$533 for Mr. Hopkins

  •
  $515 Ms. McDonald

(5)
For 2007, amounts include an auto allowance, or cost for use of a company-owned vehicle, in the following amounts:

•
$8,400 for Mr. Barrett

•
$24,674 for Mr. Davis

•
$14,750 for Mr. DeLisi

•
$20,669 for Mr. Hopkins

(6)
For 2007, amounts include the cost of country club memberships paid by the company in the following amounts:

•
$11,630 for Mr. Davis

•
$5,177 for Mr. DeLisi

•
$5,973 for Mr. Hopkins

(7)
On December 31, 2007, the employment agreement, as amended, between Vito A. DeLisi, Executive Vice President of the Company expired in accordance with its terms. As a result of the expiration of his employment agreement, Mr. DeLisi's employment with the Company and VIST Bank terminated, and he resigned from his positions as a director of the Company and VIST Bank, effective December 31, 2007.

(8)
Amount includes commissions on insurance sales and is variable based upon sales performance.

Stock Options

        There were no stock option grants to the named executive officers during 2007.

        The following table sets forth information concerning outstanding stock option awards held by each named executive officer as of December 31, 2007.

Option Awards(1)(2)

Number of Securities Underlying Unexercised Options (#)
Number of Securities Underlying Unexercised Options (#)
			Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Name	Exercisable	Unexercisable
Robert D. Davis	36,750	18,375	0	21.48	9/19/2015	(4)
Edward C. Barrett	1,277 1,216 1,216 1,216 1,824 3,473 7,166 1,050	0 0 0 0 0 0 0 2,100	0 0 0 0 0 0 0 0	15.86 13.47 12.85 12.23 15.98 20.27 21.24 22.93	7/20/2009 4/1/2010 4/24/2011 12/31/2011 12/19/2012 12/15/2014 12/21/2015 12/20/2016	(3) (3) (3) (3) (5) (3) (3) (4)
Vito A. DeLisi	5,789 3,308 1,050	0 0 0	0 0 0	19.77 21.24 22.93	10/1/2014 12/21/2015 12/20/2016	(4) (3) (4)
Charles J. Hopkins	2,548 1,824 1,824 1,216 1,103 1,750	0 0 0 0 0 3,500	0 0 0 0 0 0	13.51 11.31 12.23 15.98 21.24 22.93	12/8/2009 12/20/2010 12/31/2011 12/19/2012 12/21/2015 12/20/2016	(5) (5) (5) (5) (3) (4)
Christina S. McDonald	7,166 1,400	0 2,800	0 0	21.24 22.93	12/21/2015 12/20/2016	(3) (4)

(1)
Terms of outstanding stock options are for a period of ten years from the date the option is granted. At the election of the Human Resources Committee administering the Employee Stock Incentive Plan or the Board of directors, options may be exercised during a period not to exceed three months following an optionee's voluntary termination of employment other than by reason of retirement or disability.

(2)
Under the terms of the 1998 Employee Stock Incentive Plan, the exercise price per share for an incentive stock option must be at least equal to the fair market value of the common stock at the date of grant. The exercise price may be paid in cash, in shares of common stock valued at fair market value on the date of exercise, or pursuant to a cashless exercise procedure under which the optionee pays part or all of the exercise price by surrendering shares of stock received upon exercise of the option.

(3)
Options vest immediately upon the date of grant.

(4)
Options vest in equal annual installments over a period of 3 years commencing upon the date of grant.

(5)
Options vest in equal annual installments over a period of 5 years commencing upon the date of grant.

Options Exercised and Stock Vested Table

        There were no options exercised by the named executive officers during the fiscal year ending December 31, 2007.

Equity Plan Compensation Information

        The following table provides certain information regarding securities issued or issuable under our equity compensation plans as of December 31, 2007.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	443,562	$20.15	672,248
Equity compensation plans not approved by security holders	0	0	0
Total	443,562	$20.15	672,248

Executive Officer Agreements

Robert D. Davis

        VIST and VIST Bank have entered into an employment agreement dated September 19, 2005 with Robert D. Davis. The employment agreement has an initial term of three years and is automatically extended annually to provide for a period of one year unless either party shall give written notice of non renewal to the other at least ninety days prior to the annual renewal date.

        The Employment Agreement provides for an annual base salary of $345,000. In the event the Board of directors increases Mr. Davis' base salary, the increased salary becomes the new base salary under the employment agreement. The Employment Agreement also provides a car allowance, as well as reimbursement for all reasonable expenses associated with the operation, maintenance and insurance of such automobile, to be paid by us. In addition, the agreement provides, among other things, the right to participate in any bonus plan approved by the Board of directors and insurance, vacation, and other fringe benefits for Mr. Davis.

        Mr. Davis' employment agreement contains a change in control provision applicable to changes in control of VIST. Generally, if Mr. Davis' employment is terminated involuntarily other than for cause or disability or if Mr. Davis voluntarily terminates his employment following a change in control of VIST, Mr. Davis will be entitled to a cash payment equal to two times his highest annualized base salary paid or payable to him at any time during the three years preceding such termination. In addition, following a change in control, for a period of twenty-four months following termination, Mr. Davis shall be entitled to continued participation in the company's health and other welfare benefit plans; however, if Mr. Davis is not permitted to participate in any of such plans in accordance with the administrative provisions of those plans and applicable federal and state law, we shall pay or cause to be paid to Mr. Davis in cash an amount equal to the after-tax cost to him to obtain substantially similar benefits.

        If Mr. Davis' employment is terminated without cause, and no change in control of VIST has occurred, then Mr. Davis is entitled to continue to receive his base salary in effect on the date of termination for a period equal to the lesser of the number of months remaining in the employment period or eighteen months. If Mr. Davis terminates his employment for specified events of good reason in the absence of a change in control, he is entitled to receive continued base salary for a period of twelve months. In the event that the amounts and benefits payable following a change in control, or employment is terminated without cause and no change in control of VIST has occurred, are such that Mr. Davis becomes subject to the excise tax provisions of Section 4999 of the Internal Revenue Code of 1986, VIST will pay Mr. Davis such additional amount or amounts as will result in his retention (after the payment of all federal, state and local excise, employment, and income taxes on such payments and the value of such benefits) of a net amount equal to the net amount Mr. Davis would have retained had the initially calculated payments and benefits been subject only to income and employment taxation.

        The employment agreement contains provisions restricting Mr. Davis' right to compete with VIST and VIST Bank for a period of eighteen months unless his employment is terminated other than for cause.

Charles J. Hopkins

        VIST and Essick & Barr are parties to an employment agreement with Charles J. Hopkins. Mr. Hopkins' employment agreement currently provides for an annual base salary of $418,000. In the event the Board of directors increases Mr. Hopkins' base salary, the increased salary becomes the new base salary under the employment agreement. Mr. Hopkins is entitled to exclusive use of an automobile, with all insurance, maintenance and operating costs paid. In addition, the agreement provides, among other things, the right to participate in any commercial referral plan and any bonus plan approved by the Board of directors and insurance, vacation, pension and other fringe benefits for Mr. Hopkins. The employment agreement contains provisions restricting Mr. Hopkins' right to compete with VIST, VIST Insurance, or VIST Bank for a period of two years following termination of employment unless his employment is terminated other than for cause.

        If Mr. Hopkins' employment is terminated without cause, and no change in control of VIST has occurred, then Mr. Hopkins is entitled to receive his annual base salary for the remainder of the then current employment term. If Mr. Hopkins voluntarily terminates employment for certain reasons following a change in control, then Mr. Hopkins is entitled to severance benefits under his employment agreement. Such reasons include any reduction in title or responsibilities inconsistent with his status prior to the change in control, a reduction in salary or benefits, or any reassignment to a location greater than fifty miles from the location of his office on the date of the change in control. If such termination occurs, Mr. Hopkins will be paid an amount equal to two times his annual base compensation. If his termination or resignation occurs after he attains age 62 1/2, the payment to which Mr. Hopkins is entitled decreases in pro rata amounts at six month intervals from 250% of the sum of the highest base salary and bonus over the three years prior to termination or resignation, to 0% at age 65.

Change in Control Agreements

        The Company and VIST Bank are parties to change in control agreements with Edward C. Barrett, Executive Vice President and Chief Financial Officer, Christina S. McDonald, Executive Vice President and Chief Retail Banking Officer of VIST Bank, Terry A. Favilla, Senior Vice President and Treasurer, and Jenette L. Eck, Senior Vice President and Corporate Secretary. Each of these agreements provides the officer with severance benefits in the event that the officer's employment terminates for certain specified events of good reason following a change in control of the Company. The agreements generally provide for a benefit in each case of one times the sum of (i) the officer's highest annualized base salary in the year of termination of employment or over the two prior years and (ii) the highest cash bonus paid to the officer in the year of termination of employment or over the prior two years. Payments are made over a twelve-month period or twenty-four month period commencing on the month following termination of employment. The officer is also entitled to a continuation of health and medical benefits for a one-year period.

Compensation Upon Termination or Change in Control Table

        The following table sets forth certain information with respect to severance benefits under an employment agreement or change in control agreement based on compensation received for the fiscal year end December 31, 2007:

						Following a change in control
		Absent a change in control				Involuntary Termination Not For Cause OR Voluntary Termination For Good Reason (1)(2)(3)
		Termination for Disability (2)	Voluntary Termination	Involuntary Termination Not For Cause (1)(2)	Voluntary Termination For Good Reason (1)(2)
Robert D. Davis	Base salary	$0	$0	$345,708	$345,000	$690,000
	Medical continuation	$0	$0	$8,049	$8,033	$15,715
	Value of accelerated stock options	$0	$0	$0	$0	$0
	Potential excise tax gross-up	N/A	N/A	N/A	N/A	$0

	Total	$0	$0	$353,757	$353,033	$705,715

Edward C. Barrett	Base salary	$0	$0	$0	$0	$195,000
	Bonus	$0	$0	$0	$0	$18,850
	Medical continuation	$0	$0	$0	$0	$6,116
	Value of Supplemental Executive Retirement Plan ("SERP") (3)	$253,528	$178,842	$178,842	$178,842	$528,966
	Value of accelerated stock options	$0	$0	$0	$0	$0
	Potential reduction in payout due to operation of Code Section 280G	N/A	N/A	N/A	N/A	($142,137)

	Total	$253,528	$178,842	$178,842	$178,842	$606,796

Charles J. Hopkins	Base salary	$0	$0	$1,672,000	$0	$836,000
	Medical continuation	$0	$0	$0	$0	$0
	Value of accelerated stock options	$0	$0	$0	$0	$0
	Potential reduction in payout due to operation of Code Section 280G	N/A	N/A	N/A	N/A	$0

	Total	$0	$0	$1,672,000	$0	$836,000

Christina S. McDonald	Base salary	$0	$0	$0	$0	$290,000
	Bonus	$0	$0	$0	$0	$0
	Medical continuation	$0	$0	$0	$0	$8,033
	Value of accelerated stock options	$0	$0	$0	$0	$0
	Potential reduction in payout due to operation of Code Section 280G	N/A	N/A	N/A	N/A	$0

	Total	$0	$0	$0	$0	$298,033

(1)
For base salary, bonus and medical continuation payment calculation, and time and form of such payments, see "Executive Officer Agreements" and "Change in Control Agreements."

(2)
All stock options were "out-of-the-money" as of December 31, 2007.

(3)
Distributions under the SERP may be subject to a six-month delay following a triggering event as a result of Code Section 409A.

Deferred Compensation and Salary Continuation Agreements

        VIST has entered into an agreement with Edward C. Barrett, Executive Vice President and Chief Financial Officer, which provides for supplemental retirement benefits. Benefits accrue through normal retirement age of 65. The agreement provides that if Mr. Barrett separates from the Company for reasons of termination, disability, change in control or early retirements, payments will be made based on the accrued benefit at the time of separation.

Pension Benefits Table

        The following table provides certain information regarding the present value of accumulated benefits under Mr. Barrett's Supplemental Executive Retirement Plan, as follows:

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Edward C. Barrett	Supplemental Executive Retirement Plan	4	163,950	46,173

OTHER DIRECTOR AND EXECUTIVE OFFICER INFORMATION

Policies and Procedures for Approving Related Persons Transactions

        NASDAQ Marketplace Rule 4250(h) requires that we conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and all such transactions must be approved by our Audit Committee or another independent body of the Board of directors. As required under its charter, the Audit Committee of the Board of Directors is responsible for reviewing and approving all transactions with any related party. Related parties include any of our directors or executive officers, certain of our shareholders and their immediate family members. This obligation is set forth in writing in the charter of the Audit Committee, which is available for review at our website at www.VISTfc.com or by contacting the Corporate Secretary.

        Our Code of Conduct and Ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to notify our Ethics Officer. A potential conflict exits whenever an individual has an outside interest—direct or indirect—which conflicts with the individual's duty to VIST or adversely affects the individual's judgment in the discharge of his or her responsibilities at VIST. The appearance of a conflict of interest may be just as damaging to our reputation as a real conflict of interest. Prior to consideration, our board of directors requires full disclosure of all material facts concerning the relationship and financial interest of the relevant individuals in the transaction. The board then determines whether the terms and conditions of the transaction are less favorable to us than those offered by unrelated third parties. If the board makes this determination, the transaction must be approved by a majority of the independent directors entitled to vote on the matter with the interested director abstaining. Purchases and sales of real or personal property involving an affiliated person also require that we determine the value of the property from an independent outside appraiser. All of the transactions reported below under the heading "Other Director and Executive Officer Information—Transactions with Related Persons" were approved by our board of directors in accordance with these policies and procedures, and we believe that the terms of these transactions were not less favorable to us as those we could have obtained from unrelated third parties. The Code of Conduct and Ethics is available for review at our website at www.VISTfc.com or by contacting the Corporate Secretary.

        To identify related party transactions, each year, we submit and require our directors and officers to complete Director and Officer Questionnaires identifying any transaction with us or any of our subsidiaries in which the officer or director or their family members have an interest. The board of directors reviews related party transactions due to the potential for a conflict of interest. Each year, our directors and executive officers also review our Code of Conduct and Ethics.

Human Resources Committee Interlocks and Insider Participation

        No member of the Human Resources Committee (i) was, during the 2007 fiscal year, or had previously been, an officer of employee of VIST or our subsidiaries nor (ii) had any direct or indirect material interest in a transaction of VIST or a business relationship with VIST, in each case that would require disclosure under applicable rules of the SEC. No other interlocking relationship existed between any member of the Human Resources Committee or an executive officer of VIST, on the one hand, and any member of the compensation committee (or committee performing equivalent functions, or the full board of directors) or an executive officer of any other entity, on the other hand.

Transactions with Related Persons

        Some of our directors and officers, and the companies with which they are associated, are customers of, and during 2007 had banking transactions with, VIST Bank in the ordinary course of the bank's business, and intend to do so in the future. All loans and loan commitments included in such transactions were made in the ordinary course of business under substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the time for comparable transactions with other persons, and in the opinion of management, do not involve more than the normal risk of collection or present other unfavorable features. At December 31, 2007, total loans and commitments of approximately

$7.9 million were outstanding to our executive officers and directors and their affiliated businesses, which represented approximately 7.4% of our shareholders' equity at such date.

        VIST Bank presently leases one location from The DePaul Group. This lease relates to the VIST Bank financial center located in Blue Bell, Montgomery County, Pennsylvania. The aggregate amount of lease payments to The DePaul Group under this lease was approximately $422,709 for the period from January 1, 2007 through December 31, 2007. The aggregate amount of lease payments for 2008 is expected to remain unchanged. Director Patrick J. Callahan is an executive officer of The DePaul Group. Director Michael J. O'Donoghue is the brother-in-law of a principal of The DePaul Group.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and any persons owning ten percent or more of our common stock, to file in their personal capacities, initial statements of beneficial ownership, statements of change in beneficial ownership, and annual statements of beneficial ownership with the Securities and Exchange Commission. Persons filing such beneficial ownership statements are required by SEC regulations to furnish us with copies of all such statements filed with the SEC. The rules of the SEC regarding the filing of such statements require that "late filings" of such statements be disclosed in the proxy statement. To the best of our knowledge, there were no late filings during 2007.

MATTER NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of directors has appointed Beard Miller Company LLP, independent auditors, as VIST's independent auditors for the fiscal year ending December 31, 2008. Beard Miller Company LLP has acted as VIST's independent auditors continuously since 1990. The appointment was recommended by the Audit Committee and is subject to shareholder ratification. Representatives from Beard Miller Company LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF BEARD MILLER COMPANY LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 2008 FISCAL YEAR.

ADDITIONAL INFORMATION

Principal Shareholders

        The following table sets forth, as of February 15, 2008, the name and address of each person who owns of record or who is known by the Board of directors to be the beneficial owner of more than five percent of our common stock, the number of shares beneficially owned by such person, and the percentage of the common stock owned.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Amount and Nature of Ownership		Percentage of Shares Outstanding
The Banc Funds Company, L.L.C. 20 North Wacker Drive, Suite 1680 Chicago, Illinois 60606	284,766	(1)	5.00%
Wellington Management Company, LLP 75 State Street Boston, MA 02109	383,544	(2)	6.78%

(1)
Based upon a Schedule 13G/A filing dated February 11, 2008, made pursuant to the regulation of the Securities and Exchange Commission. The Schedule 13G/A was filed jointly by Banc Fund V L.P., an Illinois limited partnership, and Banc Fund VI L.P., an Illinois limited partnership, with respect to 194,531 shares of the Company's common stock, and Banc Fund VII L.P., an Illinois limited partnership, with respect to 90,235 shares of the Company's common stock. According to the Schedule 13G/A, The Banc Funds Company, L.L.C. has sole voting and investment power with respect to the shares beneficially owned.

(2)
Based upon a Schedule 13G filing dated February 14, 2008, made pursuant to the regulation of the Securities and Exchange Commission. According to the Schedule 13G, the securities as to which the Schedule 13G was filed by Wellington Management Company, in its capacity as an investment advisor, are owned of record by clients of Wellington Management Company. Those clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. According to the Schedule 13G, no such client is known to have such right or power with respect to more than five percent of the common stock.

Other Matters

        Management knows of no business other than as described above that is planned to be brought before the Meeting. Should any other matters arise, however, the persons named on the enclosed proxy will vote thereon to their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Secretary

Exhibit A

VIST Financial Corp.
Audit Committee Charter
As Amended September 18, 2007

VIST FINANCIAL CORP.

AUDIT COMMITTEE CHARTER

Purpose

        In connection with the bylaws of the Company, the Audit Committee is established as a committee reporting periodically to the Board of Directors (the "Board"). The Audit Committee (the "Committee") shall provide assistance to the Board in fulfilling its responsibility to the shareholders relating to the Company's corporate accounting and financial reporting processes. Principally, these responsibilities entail assessing the effectiveness of the internal control system over financial reporting, reviewing adherence to policies and procedures, and safeguarding corporate assets. In doing so, it is the responsibility of the Committee to maintain open lines of communication between the Board, external auditors, internal auditors, and senior management of VIST Financial Corp. and its subsidiaries (the "Company").

        Management is responsible for preparing the Company's financial statements and related disclosures and the Company's independent auditors are responsible for auditing those financial statements. It is not the duty of the committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with GAAP.

        The Committee, and each member of the Committee in his or her capacity as such, shall be entitled to rely, in good faith, on information, opinions, reports or statements, or other information prepared or presented to them by officers and other employees of the Company whom such member believes to be reliable and competent in the matters presented, and counsel, public accountants or other persons as to matters which the Committee or member believes to be within the professional competence of such person.

Committee Membership

        The Committee shall be composed of no less than three directors each of whom shall meet the independence and experience requirements of the Securities and Exchange Commission (the "SEC") and Nasdaq and all other legal requirements, and each of whom shall be free of any relationship that in the opinion of the Board would interfere with their exercise of judgment as a Committee member. The members of the Committee shall be appointed and replaced by the board at the recommendation of the Corporate Governance Committee and shall serve at the pleasure of the Board and for such term or terms as the Board may determine. The Audit Committee shall appoint one member of the Committee as its Chairperson.

        All Committee members must be able to read and understand financial statements, including the Company's balance sheet, income statement, and cash flow statement. At least one member must have past employment experience in finance/accounting, or have professional certification in accounting, or have other comparable financial experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities, or meet such other requirements by the SEC and Nasdaq. The Company shall be responsible for providing educational resources relating to accounting principles and procedures, current accounting topics pertinent to the Committee and other material as may be requested by the Committee. The Company shall assist the Committee in maintaining appropriate financial literacy.

Committee Authority and Responsibilities Regarding Independent Auditors

        1.     Be directly responsible for the appointment, compensation, oversight of the work, evaluation and termination of any accounting firm employed by the Company (including resolving disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The accounting firm shall report directly to the Committee.

        The Committee will periodically utilize an RFP (request for proposal) process for the appointment of the independent auditors.

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        2.     Pre-approve all auditing services (which may entail providing comfort letters in connection with securities underwritings) and all non-audit services provided to the company by the Company's auditors which are not prohibited by law pursuant to such processes as are determined to be advisable. "Pre-approved" shall include blanket pre-approval of non-prohibited services for limited dollar amounts which the Committee, in its business judgment, does not believe possesses the potential for abuse or conflict.

        The pre-approval requirement set forth above shall not apply to the provision of non-audit services if:

          a.     the aggregate amount of all such non-audit services provided to the Company constitutes more than 5 percent of the total amount of revenues paid by the Company to its auditor during the fiscal year in which the non-audit services are provided;

          b.     such services were not recognized by the Committee at the time of the engagement to be non-audit services; and

          c.     such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee to whom authority to grant such approvals has been delegated by the Committee.

        The Committee may delegate to one or more designated members of the committee the authority to grant required pre-approvals. The decisions of any member to whom authority is delegated under this paragraph to pre-approve an activity under this subsection shall be presented to the full Committee at its next scheduled meeting.

        3.     Review and discuss with management and the independent auditors the annual audited financial statements and disclosures made in management's discussion and analysis of the financial condition and the results of operation, and recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K.

        4.     Review and discuss with management and the independent auditors the Company's quarterly financial statements, including the disclosures made in management's discussion and analysis of financial condition and results of operations prior to the filing of the Company's Quarterly Reports on Form 10-Q, including the results of the independent auditors' reviews of the quarterly financial statements.

        5.     Discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including

          a.     any significant changes in the Company's selection or application of accounting principles;

          b.     any major issues as to the adequacy of the Company's internal controls;

          c.     the development, selection and disclosure of critical policies and practices, including accounting estimates;

          d.     analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company's financial statements;

          e.     analyses and disclosure of financial trends; and

          f.      presentation of the financial statements and notes thereto.

        6.     Discuss with management and the independent auditors the effect of accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

        7.     Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 as amended relating to the conduct of the audit.

        8.     Meet with the external independent auditors and financial management of the Company to review the scope of the annual audit for the current year, and at the conclusion thereof, review any audit

2

findings. This review will include both the external independent auditors' recommendations and related management response.

        9.     Review with the external independent auditors and corporate management the adequacy and effectiveness of the internal financial/accounting controls of the Company, and elicit any recommendations that they may have for the improvement of such control procedures. Particular attention should be given to the adequacy of such controls to expose any payments, transactions, or other procedures which might be deemed illegal or otherwise improper.

Audit Committee Authority and Responsibilities Regarding Internal Audit Function

        1.     Review the Company's internal auditor's proposed audit schedule for the coming year, and the coordination of such programs with the external auditor's year-end requirements. Particular attention should be given to maintaining the best effective balance between external and internal auditing resources.

        2.     Monitor the activities of the Company's Internal Audit Department to ensure that such department adequately discharges responsibilities for the audit, review and reporting to the Committee that

          a.     internal accounting and financial controls of reporting entities are adequate and efficient, and can be relied upon to produce accurate financial information;

          b.     internal controls of reporting entities adequately safeguard the assets of the Company;

          c.     financial statements of reporting entities are complete and accurate in all material aspects, and are in conformity with corporate policy, generally accepted accounting principles, and requirements of the various regulatory bodies;

          d.     all reporting entities are in compliance with FDIC, FRB, and all other federal and state laws and regulations. The Committee shall review legal and regulatory matters that may have a material impact on the Company's financial statements and related company compliance policies and programs; and

          e.     control over the development, maintenance, and operation of IT systems are sufficient to ensure accuracy, security, and completeness of data processing results.

        3.     Prior to each periodic meeting, the Committee will be provided a report prepared by the Company's Internal Audit Director which summarizes the findings of all audit engagements completed during the period.

Other Audit Committee Authority and Responsibilities

        1.     Establish procedures to facilitate the receipt, retention, and treatment of complaints received by the Company from third parties regarding accounting, internal accounting controls, or auditing matters.

        2.     Establish procedures to facilitate the receipt, retention, and treatment of confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

        3.     Discuss with management the Company's earnings releases, including the use of "pro forma", "adjusted," or other non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

        4.     Discuss with management, the internal auditors and the Compliance Department the effect of regulatory initiatives on the Company's financial statements.

        5.     Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

3

        6.     Review all reports on examinations made by the various regulatory agencies, and evaluate management's responses to them.

        7.     Minutes of the Committee meetings shall be submitted to the Board at the next regularly scheduled Board meeting.

        8.     Review quarterly reporting of financial information, and the required information in the annual proxy statement in accordance with the SEC requirements. The Committee shall have the responsibility to prepare the report required to be included in the annual proxy statement.

        9.     The Committee shall have the power to investigate any matter brought to its attention within the scope of its duties.

        10.   The Committee shall review and approve all related party transactions.

        11.   The Committee is expected to maintain free and open communications with the external audit firm, internal auditors, and the Company's management. This communication shall include periodic private sessions.

        12.   The Committee shall have the power to access the Company's outside counsel without the approval of management, as it determines necessary, to carryout its duties.

        13.   The Committee shall also have the authority without the consent of management or the Board, at the Company's expense, to the extent it deems necessary or appropriate, to retain special independent legal, accounting, or other consultants to advise the Committee in connection with fulfilling its obligations hereunder.

        14.   The Committee shall review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review its own performance as it relates to this charter.

        The foregoing list of functions is not intended to limit the Committee in fulfilling its responsibilities, but rather is intended to provide an overview of the principal duties to be performed by the Committee.

Meetings

        The Committee shall meet in person or by telephone on a period basis, to coincide with regular Board meetings, at regularly scheduled times and places determined by the Chairman. The Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management and the independent auditors the annual audited financial statements and quarterly financial statements, as applicable. After each of its meetings, the Chairperson will report the activities of the Committee to the full Board at its next scheduled meeting.

        The Audit Committee shall meet regularly in executive session. The Committee may invite the independent auditors, internal auditors, or any representatives of management to participate in a portion or all of any such executive session to discuss any matters that the Committee or any of these persons believe should be discussed privately.

Adopted June 18, 2003
Last revised September 18, 2007

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[PROXY CARD]

[Side 1]

VIST FINANCIAL CORP.

                I/We hereby appoint Jenette L. Eck,  with full power to appoint her substitute, and hereby authorize her to represent and to vote, as designated on the reverse side, all the shares of common stock of VIST Financial  Corp. (the “Company”) held of record by me/us on March 3, 2008, at the Annual Meeting of Shareholders to be held on April 22, 2008, or any adjournment thereof.

                This proxy when properly executed will be voted in the manner directed on the reverse side. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS AS DIRECTORS,  AND FOR RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS. This proxy will be voted, in the discretion of the proxyholder, upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please vote and sign on the other side

[Side 2]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” THE FOLLOWING MATTERS AND PROPOSALS

MATTER NO. 1:
ELECTION OF CLASS II DIRECTORS
TO SERVE UNTIL 2011

	☐ FOR all nominees listed	☐	WITHHOLD AUTHORITY
	below (except as marked		to vote for all nominees
	to the contrary below)		listed below

Patrick J. Callahan, Robert D. Davis, Charles J. Hopkins, Michael J. O’Donoghue

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH HIS OR HER NAME IN THE ABOVE LIST.)

MATTER NO. 2:
RATIFICATION OF INDEPENDENT
	AUDITORS	FOR	AGAINST	ABSTAIN
		☐	☐	☐

The undersigned hereby acknowledges receipt of the Proxy Statement for the 2008 Annual Meeting, and hereby revokes any proxy or proxies heretofore given to vote shares at said meeting or any adjournment thereof.

Dated	, 2008
Signature

(PLEASE SIGN, DATE AND RETURN
THIS PROXY IN THE ENCLOSED
ADDRESSED ENVELOPE)

Signature if held jointly. Please sign exactly
as your name appears on this proxy card.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 22, 2008
PROXY STATEMENT Dated and to be mailed March 14, 2008
TABLE OF CONTENTS
QUESTIONS AND ANSWERS
MATTER NO. 1 ELECTION OF CLASS II DIRECTORS
DIRECTOR INFORMATION
BENEFICIAL OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS
Director and Executive Officer Stock Ownership
CORPORATE GOVERNANCE
BOARD OF DIRECTORS AND COMMITTEE MEETINGS
DIRECTOR COMPENSATION
REPORT OF THE AUDIT COMMITTEE
AUDIT AND OTHER FEES
COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE HUMAN RESOURCES COMMITTEE
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
Option Awards(1)(2)
EQUITY COMPENSATION PLAN INFORMATION
OTHER DIRECTOR AND EXECUTIVE OFFICER INFORMATION
MATTER NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
ADDITIONAL INFORMATION
Exhibit A
VIST FINANCIAL CORP. AUDIT COMMITTEE CHARTER